Exhibit 15.2

通 商 律 師 事 務 所

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel:(8610) 65693399   Fax: (8610) 65693838

Website: www.tongshang.com

July 23, 2019

Global Cord Blood Corporation

48th Floor, Bank of China Tower

1 Garden Road

Central, Hong Kong S.A.R.

Dear Sirs/Madams:

We consent to the reference of our name under the headings “Item 3. Key Information —D. Risk Factors,” “Item 4. Information on the Company —B. Business Overview —Our Cord Blood Banking Services,” “Item 4. Information on the Company —B. Business Overview —Regulation,” and “Item 5. Operating and Financial Review and Prospects —Our Financial Condition and Results of Operations,” in Global Cord Blood Corporation’s Annual Report on Form 20-F for the year ended March 31, 2019 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of July 2019. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices